Exhibit 3.4

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

REVEL AC, LLC

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Revel AC, LLC (f/k/a Revel Acquisition, LLC) (the “Company”), is entered into by the undersigned Member (the “Member”) as of the 17th day of February, 2011 and amends and restates the Amended and Restated Limited Liability Company Agreement of Revel AC, LLC (f/k/a Revel Acquisition, LLC) dated as of the 7th day of February, 2011.

The Member hereby agrees as follows:

1. Name.

(a) The name of the Company is Revel AC, LLC, formerly known as Revel Acquisition, LLC.

(b) The Company was formed pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”). The Member hereby agrees to conduct the operations of the Company in accordance with the Act, pursuant to this Agreement and the Certificate of Formation which was filed with the Delaware Secretary of State on August 26, 2010. Except as otherwise provided herein, the rights, duties and liabilities of the Member shall be as provided in the Act for members.

2. Purpose. The Company was formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Registered Offices Registered Agent. The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE.

4. Principal Office. The principal office address of the Company shall be such address as may be determined by the Member from time to time.

5. Member. The name and the mailing address of the Member is as set forth in Annex A hereto.

6. Membership Interests Denominated In Units. The Interest of the Member in the Company shall be represented by a number of units (“Units”) for purposes of apportioning certain allocations and distributions of the Company hereunder and for evidencing required consents and approvals hereunder, as shall be set forth opposite the name of such Member on Annex A attached hereto as the same may be amended from time to time to reflect any changes in the Units of the Member made in accordance with the terms of this Agreement. Except as otherwise expressly provided in this Agreement, no Member’s Units may be reduced without such Member’s consent.

7. Units may be Certificated. The Units held by any Member in the Company may be represented by one or more certificates.

8. Regulatory Provisions.

(a) The general character of the business of the Company is to engage in any business purpose or activity which a Delaware limited liability company can perform and more specifically to engage in the business and conduct of casino gaming, and to that end, this Agreement shall be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations promulgated thereunder (“Casino Control Act”) as if the same were set forth at length herein. The objects, purposes, and powers specified will, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other article, clause or paragraph of this certificate except as same may be limited or restricted by the Casino Control Act.

(b) Pursuant to N.J.S.A. 5:12-82d(7) and (10) and N.J.S.A. 5:12-105f, the New Jersey Casino Control Commission (the “Casino Control Commission”) shall have the right of prior approval with regard to the transfer of shares of stock, securities and other interests of the Company other than a transfer prior to the granting of a license by the Casino Control Commission to the Company. To this end, at any time following the receipt of a license by the Company from the Casino Control Commission, pursuant to N.J.S.A. 5:12-105(a), the sale, assignment, transfer, pledge or other disposition of any share of stock, security or other interest of the Company shall be effective five business days after the Casino Control Commission receives notice from the Company of such sale, assignment, transfer, pledge or other disposition, in the form required by regulation, unless within such five business day period, the commission disapproves of such sale, assignment, transfer, pledge or other disposition, in which case the transfer will be ineffective.

(c) In accordance with the above and with N.J.S.A. 5:12-82d(8), the Company reserves the absolute right to repurchase at the market price or the purchase price, whichever is lesser, any share of stock, security, or other interest in the Company in the event that the Casino Control Commission, after receiving a report and input from the New Jersey Division of Gaming Enforcement (the “Division”), disapproves of a transfer of said share of stock, security or other interest. The Company also reserves the absolute right to repurchase at the market price or the purchase price, whichever is lesser, any share of stock, security, or other interest in the Company held by an individual owner or holder found not qualified by the Casino Control Commission to hold said share of stock, security or other interest in the Company. Consistent with N.J.S.A. 5:12-105e, commencing on the date the Casino Control Commission serves notice upon the Company of a determination of disqualification, the individual or entity declared disqualified will no longer (1) receive any dividends or interest upon any share of stock, security, or other interest of the Company; (2) exercise directly or through any trustee or nominee, any right conferred by any share of stock, security, or other interest of the Company; or (3) receive any remuneration in any form from the Company for services rendered or otherwise.

(d) The Company reserves the right to amend, alter, change or repeal any provision contained in this Agreement, in the manner now or hereafter prescribed by statute, subject to any required approvals by the New Jersey Division of Gaming Enforcement, and all rights conferred upon stockholders herein are granted subject to this reservation.

9. Powers. The management, policies and control of the Company shall be vested exclusively in the Member. The Member shall have the authority to delegate the power to act on behalf of the Company to one or more officers of the Company and such officers shall thereafter exercise such powers as may be assigned to them by the Member. Except for such power and authority as shall be vested in the officers of the Company by the Member, all decisions to be made, or actions to be taken, by the Company may only be made by the Member. The Member is authorized to execute any documents in the name of the Company required to effect any action that the Member has authorized in accordance with this Section 9. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Member as herein set forth.

10. Officers. The Member may appoint officers of the Company which may include a Chief Executive Officer, President, Chief Financial Officer, Treasurer and a Secretary. The Member may also may choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Formation or this Agreement. The officers of the Company need not be equity holders or employees of the Company. Any officer appointed by the Member may be removed at any time by the Member and any vacancy occurring in any office of the Company shall be filled by Member.

(i) Chief Executive Officer/President. The Chief Executive Officer shall be the chief executive officer of the Company and shall also have the title of President of the Company. The Chief Executive Officer shall have general supervision of the business of the Company and shall see that all orders and resolutions of the Member are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Company requiring a seal, under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Company may sign and execute documents when so authorized by this Agreement, the Member or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by the Member.

(ii) Chief Financial Officer/Treasurer. The Chief Financial Officer shall be the chief financial officer of the Company and shall also have the title of Treasurer of the Company The Chief Financial Officer shall have the custody of the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Member. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Member or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall regularly render to the Chief Executive Officer and the Member, an account of all transactions as Chief Financial Officer and of the financial condition of the Company. If required by the Member, the Chief

Financial Officer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Member for the faithful performance of the duties of the office of the Chief Financial Officer and for the restoration to the Company, in case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer’s possession or under the Chief Financial Officer’s control belonging to the Company.

(iii) Vice Presidents. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Member), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Member from time to time may prescribe.

(iv) Secretary. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall perform such other duties as may be prescribed by the Member or the Chief Executive Officer, under whose supervision the Secretary shall be.

(v) Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Member, the Chief Executive Officer, the Chief Financial Officer, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

(vi) Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Member, the Chief Executive Officer, any Vice President, if there be one, or the Chief Financial Officer, and in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer’s inability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer. If required by the Member, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Member for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Company.

(vii) Other Officers. Such other officers as the Member may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Member.

11. Capital Contributions. The Member shall have no obligation to make any additional capital contributions to the Company.

12. Additional Contributions. The Member may make such additional capital contributions to the Company as the Member in its discretion may deem necessary or advisable in connection with the business of the Company.

13. Distributions.

(a) The Member shall not be entitled to receive any amount of interest on any capital contributed to the Company nor have the right to any distribution or the return of any contribution to the capital of the Company except for distributions made in the discretion of the Member in accordance with this Section 13 or upon dissolution of the Company. The entitlement to any such return at such time shall be limited to the value of the capital of the Member. To the fullest extent permitted by the Act, a Member shall not be liable for the return of any such amounts. The Company shall not make a distribution to the Member if such distribution would violate the Act.

(b) Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

14. Fiscal Year; Tax Matters.

(a) The fiscal year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the Company’s formation and termination and as otherwise required by the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Company has a single member, the Company shall be a “disregarded entity” under the Code and all corresponding provisions of state or local law.

(b) Proper and complete records and books of account of the business of the Company shall be maintained at the Company’s principal place of business.

15. Admission of Additional Members. One (1) or more additional members may be admitted to the Company with the consent of the Member. Upon the admission to the Company of any additional Members, the Member shall cause this Agreement to be amended and restated to reflect the admission of such additional Member, the initial capital contribution, if any, of such additional member(s), the number of Units to be held by such additional member(s), and the intention of the Member to cause the Company to be classified as a partnership for federal income tax purposes.

16. Liability of Member. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent expressly required in the Act.

17. Dissolution.

(a) Subject to the occurrence of an event of dissolution pursuant to Section 17(b), the Company shall have perpetual existence.

(b) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) a determination by the Member to dissolve the Company, or (ii) the entry of a decree of judicial dissolution under the Act.

18. Indemnification. To the full extent permitted by law, the Company shall (a) indemnify any person or such person’s heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of the Company or is or was serving at the request of the Company or its Member as a member, manager, director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorneys’ fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action; suit or proceeding and (b) advance expenses incurred by a member, manager, officer or director in defending such civil or criminal action, suit or proceeding to the full extent authorized or permitted by the laws of the State of New Jersey.

19. Amendments. Any amendments to this Agreement may be made in the sole and absolute discretion of the Member and shall be in writing signed by the Member.

20. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws. The Member intends the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

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IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the day first above written.

MEMBER

REVEL AC, INC.

By:	/s/ Kevin G. DeSanctis
Name: Kevin G. DeSanctis Title: Chief Executive Officer and President

ANNEX A

MEMBER	INITIAL CAPITAL CONTRIBUTION	UNITS
Revel AC, Inc. 1301 Atlantic Avenue, Suite 200 Atlantic City, New Jersey 08401	$100	100